FOR IMMEDIATE RELEASE

Contact:	Jerry W. Nix, Executive Vice President — Finance (770) 612-2048

GENUINE PARTS COMPANY
ANNOUNCES 2nd QUARTER 2005
EARNINGS RELEASE DATE AND CONFERENCE CALL

Atlanta, Georgia, June 29, 2005 — Genuine Parts Company (NYSE: GPC) plans to release Second Quarter Earnings on July 19, 2005. Management will also conduct a conference call on this date at 11:00 a.m. Eastern daylight time. You are invited to join the call, which will be hosted by Chairman, President and CEO Tom Gallagher and CFO Jerry Nix. The public may access the call by dialing 877-422-4780. The conference ID is 7252241. If you are unable to participate during the call, a replay of the call will be available at 800-642-1687, ID 7252241, two hours after the completion of the conference call until 12:00 a.m. Eastern daylight time on August 2, 2005.

About Genuine Parts Company

Genuine Parts Company is a distributor of automotive replacement parts in the U.S., Canada and Mexico. The Company also distributes industrial replacement parts in the U.S. and in Canada through its Motion Industries subsidiary. S. P. Richards Company, the Office Products Group, distributes product nationwide in the U.S. and in Canada. The Electrical/Electronic Group, EIS, Inc., distributes electrical and electronic components throughout the U.S. and in Canada and Mexico. Genuine Parts Company had 2004 revenues of $9.1 billion.